Exhibit 99.1

February 1, 2022

Liberty Media Corporation Announces Extraordinary Cash Distribution on 2.125% Exchangeable Senior Debentures due 2048 and 2.75% Exchangeable Senior Debentures due 2049 Resulting from SIRI Special Cash Dividend

ENGLEWOOD, Colorado, February 1, 2022 – Liberty Media Corporation (“Liberty Media”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) announced today that it will pay an extraordinary cash distribution to the holders of its 2.125% Exchangeable Senior Debentures due 2048 (the “2.125% Debentures”) and to the holders of its 2.75% Exchangeable Senior Debentures due 2049 (the “2.75% Debentures”). This distribution is the result of the declaration by Sirius XM Holdings Inc. (“SIRI”) of a special cash dividend of $0.25 per share payable to SIRI stockholders of record as of the close of business on February 11, 2022. The total amount of the SIRI special cash dividend is expected to be approximately $1 billion. Liberty Media’s ownership of SIRI as of January 28, 2022 is approximately 81.2%.

In accordance with the indenture pursuant to which the 2.125% Debentures were issued (the “2.125% Debentures Indenture”) and the indenture pursuant to which the 2.75% Debentures were issued (the “2.75% Debentures Indenture”), respectively, Liberty Media is to make the extraordinary cash distribution to holders of the 2.125% Debentures and to the holders of the 2.75% Debentures on the fifth business day following the date the special cash dividend is paid by SIRI to its stockholders. SIRI has announced that it will pay its special cash dividend on February 25, 2022, in which case Liberty Media will pay its extraordinary cash distribution on March 4, 2022 to holders of the 2.125% Debentures and to the holders of the 2.75% Debentures, in each case, as of a special record date of February 11, 2022. The extraordinary cash distribution will be $31.1731 per 2.125% Debenture (for a total payment of approximately $12.5 million to holders of the 2.125% Debentures) and $29.0057 per 2.75% Debenture (for a total payment of approximately $17.5 million to holders of the 2.75% Debentures), with expected aggregate payments across both the 2.125% Debentures and the 2.75% Debentures of approximately $30 million.

In accordance with the 2.125% Debentures Indenture and the 2.75% Debentures Indenture, respectively, the principal amount of the 2.125% Debentures and the principal amount of the 2.75% Debentures is to be reduced by the amount of any extraordinary cash distribution that we pay on the 2.125% Debentures and on the 2.75% Debentures, respectively. In addition, the adjusted principal amount is to be further reduced on each successive quarterly interest payment date to the extent necessary to cause the quarterly interest payment on that date to represent the payment by Liberty Media, in arrears, of an annualized yield of 2.125% of the adjusted principal amount of the 2.125% Debentures and 2.75% of the adjusted principal amount of the 2.75% Debentures. Reductions to the principal amount of the 2.125% Debentures and the 2.75% Debentures do not affect the amount of the quarterly interest payments received by holders of the 2.125% Debentures and holders of the 2.75% Debentures, which will continue to be a rate of interest equal to 2.125% per annum of the $1,000 original principal amount of the 2.125% Debentures and 2.75% per annum of the $1,000 original principal amount of the 2.75% Debentures.

Immediately following the payment by Liberty Media of the extraordinary cash distribution attributable to SIRI’s payment of its special cash dividend, the adjusted principal amount of the 2.125% Debentures will be $968.8269 per $1,000 original principal amount (and the aggregate outstanding adjusted principal amount of the 2.125% Debentures will be approximately $387.5 million) and the adjusted principal amount of the 2.75% Debentures will be $970.9943 per $1,000 original principal amount (and the aggregate outstanding adjusted principal amount of the 2.75% Debentures will be approximately $586.2 million).

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the extraordinary cash distribution and the expected aggregate amount of the SIRI special cash dividend. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the payment by SIRI of its announced special cash dividend to its stockholders. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation’s interests in SiriusXM and Live Nation Entertainment. The businesses and assets attributed to the Braves Group (NASDAQ: BATRA, BATRK) include Liberty Media Corporation’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) consist of all of Liberty Media Corporation’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Liberty Media Acquisition Corporation and other minority investments.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation